UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

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MUFG Americas Holdings Corporation
(Exact name of registrant as specified in its charter)
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Delaware 001-15081 94-1234979
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

1251 Avenue of the Americas
New York, NY 10020
(Address of principal executive offices) (Zip Code)

Tel. (212) 782-6800
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 28, 2017, MUFG Americas Holdings Corporation (“MUAH”) entered into a Credit Agreement (the “Credit Agreement”) with its parent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), under which MUAH borrowed $3.5 billion from BTMU (the “BTMU Loan”). The BTMU Loan bears interest at a per annum rate of three-month LIBOR plus 0.85%, which interest will be payable quarterly, and matures on September 30, 2020. The BTMU Loan constitutes an unsecured obligation of MUAH. MUAH may prepay the BTMU Loan prior to the stated maturity date in whole or in part and in an amount of not less than $500,000.

In the case of an event of default in respect of the BTMU Loan (which events are limited to certain bankruptcy- or insolvency-related events), BTMU may accelerate the payment of the BTMU Loan.

The proceeds of the BTMU Loan have funded loans to MUAH’s subsidiaries. Simultaneously with the funding of the BTMU Loan on March 31, 2017, MUFG Union Bank, N.A., a wholly-owned subsidiary of MUAH, prepaid three loans from BTMU totaling $3.5 billion.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1	Credit Agreement, dated as of March 28, 2017, by and between MUFG Americas Holdings Corporation and The Bank of Tokyo-Mitsubishi UFJ, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MUFG AMERICAS HOLDINGS CORPORATION
Dated: April 3, 2017	By:	/s/ ROLLAND D. JURGENS
ROLLAND D. JURGENS Controller and Chief Accounting Officer (Principal Accounting Officer)

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